UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2010

DECISIONPOINT SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-144279	74-3209480
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19655 Descartes, Foothill Ranch, CA  92610-2609
 (Address of principal executive offices) (Zip code)

(949) 465-0065
 (Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2010, Decisionpoint Systems, Inc. (the “Company”) and its subsidiaries entered into an Assumption and Amendment to Loan and Security Agreement (the “Agreement”) with Silicon Valley Bank (the “Bank”) pursuant to which the Bank extended a $3,000,000 term loan (the “Term Loan”) to the Company.

The Company must repay the Term Loan in 36 equal installments of principal plus monthly payments of accrued interest starting with the first payment on February 1, 2011.  The principal amount outstanding under the Term Loan shall accrue interest at a fixed per annum rate equal to 9%.  The Term Loan is secured by substantially all of assets of the Company.  The Agreement includes various customary covenants, limitations and events of default.  Under the Agreement, the Company must maintain a minimum fixed charge ratio increasing from at least 1.10 to 1.00 in the first quarter of 2011 to a minimum fixed charge ratio at least 1.50 to 1.00 over the life of the Term Loan.  The Agreement also maintains certain additional affirmative and negative covenants, including limitations on incurring additional indebtedness.

The Term Loan was used to repay the outstanding debt under the Company's prior secured loan facility and to complete the acquisition of CMAC, Inc. (“CMAC”).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, attached hereto as Exhibit 10.2.

Item 1.02	Termination of a Material Definitive Agreement.

On December 31, 2011, the Company used a portion of the funds it received from the Term Loan to pay in full its outstanding indebtedness under a previous loan facility (the "Prior Loan Agreement") with several lenders.

The Prior Loan Agreement consisted of $2,500,000 of non-convertible 15% Senior Subordinated Secured Promissory Notes (the “Notes”).  The Company incurred prepayment charges of approximately $125,000 in connection with the prepayment of the Notes. Total principal, interest and prepayment charges paid to the holders upon termination of the Notes totaled $2,037,253.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 31, 2010, the Company completed the acquisition contemplated by the Stock Purchase Agreement previously reported in its Current Report on Form 8-K dated December 30, 2010.  The Company acquired all of the outstanding common stock of CMAC, a logistics consulting and systems integration provider. The purchase price of $3,150,000, consisted of (a) $2,205,000 in cash and (b) 3,269,896 unregistered shares of the Company’s common stock, valued at $945,000.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

In connection with the acquisition of CMAC, the Company issued 3,269,896 unregistered shares of its common stock, valued at $945,000, to the shareholders of CMAC as partial consideration pursuant to the Stock Purchase Agreement.  The common shares were authorized for issuance pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

Item 8.01	Other Events.

On January 3, 2011, the Company issued a press release announcing the completion of the acquisition of CMAC, the commencement of the Term Loan and the termination of the Prior Loan Agreement.  A copy of the press release is furnished under this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The Audited Financial Statements of CMAC for the year ended December 31, 2009 and the Unaudited Financial Statements of CMAC for the quarters ended September 30, 2009 and September 30, 2010 will be filed as an exhibit to a Current Report on Form 8-K within seventy-one (71) days of the date hereof.

(b)	Pro Forma Financial Information.

The Unaudited Pro Forma Condensed Financial Information of the Company, giving effect to the acquisition of CMAC, will be filed as an Exhibit to a Current Report on Form 8-K within seventy-one (71) days of the date hereof.

 (d) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of December 23, 2010, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated December 30, 2010.
10.2	Assumption and Amendment to Loan and Security Agreement with Silicon Valley Bank.
99.1	Press Release, dated January 3, 2011.

 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: January 6, 2011	By:	/s/ Nicholas R. Toms
Name: Nicholas R. Toms
Title: Chief Executive Officer